                U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 18, 2000


                            INVESTAMERICA, INC.
          ------------------------------------------------------
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEVADA                     0-28303               87-0400797
-------------------------------   --------------        ----------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    FILE NUMBER)         IDENTIFICATION NO.)


          1776 Park Avenue, #4, Park City, Utah            84060
        --------------------------------------------     ---------
         (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code 435-615-8801
                                                   -------------

       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)

                                  1
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Item 2.  Acquisition or Disposition of Assets.

         On July 7, 2000, the Company consummated the acquisition of Zed
Data Systems Corp. ("Zed") pursuant to the terms of (i) a Share Exchange Agreement (the "Exchange Agreement") among the Company, Zed and one shareholder of Zed and (ii) a Share Purchase Agreement (the "Purchase Agreement") with among the Company, Zed and the remaining shareholders of Zed. All of the issued and outstanding shares of Zed were owned directly or indirectly by Douglas Smith, President and a director of the Company. Mr. Smith is also the President and a founder of Zed.

          Under the terms of the Exchange Agreement, Smith Shelf Company Limited, a corporation solely owned by Mr. Smith, the holder of approximately 23% of the issued and outstanding shares of Zed Common Stock, exchanged its Zed shares for 50,000 Preferred Shares of Zed. The Zed Preferred Shares are exchangeable for an aggregate of 50,000 shares of Series B Preferred Stock of the Company ("Series B Preferred"). Each share of Series B Preferred, upon issuance, will be convertible into 300 shares of Common Stock of the Company. Therefore, an aggregate of 15,000,000 shares of Common Stock will be issuable upon the conversion of all of the Series B Preferred Stock. In addition, each share of Series B Preferred Stock will have 300 votes (an aggregate of 15,000,000 votes for all of the outstanding Series B Preferred Stock), voting together with the holders of Common Stock and Series A Preferred Stock of the Company as a single class. Based upon the 31,168,857 shares of Common Stock currently issued and outstanding, and giving effect to the conversion of all of the Company's outstanding Series A Preferred Stock into 83,250,000 shares of Common Stock, the holders of Series B Preferred Stock would own approximately 11.6% of the Company's outstanding Common Stock upon conversion of the Series B Preferred Stock (without giving effect to any currently outstanding options and warrants of the Company).

         The Company currently has 50,000,000 shares of Common Stock authorized for issuance of which 31,168,857 shares are issued and outstanding. Based on the number of shares of Common Stock that are issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, the Company does not have a sufficient number of authorized common shares available. The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 50,000,000 to 200,000,000. Such amendment is subject to approval by the shareholders of the Company. Therefore, the Company intends to call a Special Meeting of Shareholders to consider and vote upon the amendment.

        Under the terms of the Purchase Agreement, the Company acquired all of the remaining issued and outstanding shares of Zed in consideration for a $5,000,000 promissory note of the Company. The note bears interest at the rate of 12% per annum and is payable in 6 equal monthly installments of $715,000 commencing July 31, 2000 followed by one final installment of $710,000 on January 31, 2001. The note is secured by a pledge of the shares of Zed Common Stock acquired by the Company and a security interest in all of the assets of the Company.

         The Company intends to use proceeds from a private offering of equity or debt to pay the note.

Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits.

   (a) Financial Statements of Business Acquired. The following financial statements will be filed as soon as they are available and in any event no later than sixty (60) days after the date on which this Current Report on Form 8-K is required to be filed:

                                -2-
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       (1) The Consolidated Financial Statements of Zed for the fiscal years ended June 30, 2000 (ten months) and August 30, 1999 (twelve months).

   (b) Pro-Forma Financial Information. The unaudited pro forma combined condensed statements of operations of the Company and Zed for the fiscal year ended September 30,1999 and the unaudited pro forma combined condensed balance sheet of the Company as at June 30, 2000 and June 30, 1999 will be filed as soon as they are available and in any event no later than sixty (60) days after the date on which this Current Report on Form 8-K is required to be filed.

   (c) Exhibits.  The following exhibits are filed herewith:

         (1) Share Exchange Agreement dated as of July 5, 2000 among the Company, Zed and Smith Shelf Company Limited.

         (2) Share Purchase Agreement dated as of July 5, 2000 among the Company, Zed and the shareholders of Zed named therein.

         (3) Form of Promissory Note of the Company.

         (4) Certificate of Designation of Series B Preferred Stock of the Company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      INVESTAMERICA, INC.



                                      By:/s/ Douglas Smith
                                      -------------------------
                                      Douglas Smith, President

                                      Dated:  July 20, 2000

                                    -3-
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EXHIBIT 1

                          SHARE EXCHANGE AGREEMENT
                          ------------------------
THIS  dated for reference  5th day of July, 2000.

AMONG:

INVESTAMERICA INC., 1776 Park Avenue, Unit 4, Park City, Utah
(herein called the "Purchaser")

AND:

ZED DATA SYSTEMS CORP., Suite 148 - 4664 Lougheed Highway, Burnaby, British Columbia, Canada, V5C 5T5
(herein  "Company")

AND:

SMITH SHELF COMPANY LIMITED
(herein  "Vendor")

A. 	The Vendor is the registered and beneficial owner of 153 common shares in the capital of the Company (the "Vendor's Shares");

B. 	Class "D" Preference Shares (the "Preferred Shares") have been created in the capital of the Company for issuance to the Vendor as consideration for the exchange of the Vendor's Shares in the course of a reorganization of the capital of the Company as contemplated by section 86(1) of the Income Tax Act (Canada);

C. 	Upon the terms and subject to the conditions set forth in this Agreement, the Vendor has agreed to exchange the Vendor's Shares for Preferred Shares of the Company;

THEREFORE in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1. INTERPRETATION

1.1 In this Agreement, except as otherwise expressly provided:

(a) "Agreement" means this share purchase agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

(b) all references in this Agreement to a designated "Section" or other subdivision or to a Schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

(d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

(e) the singular of any term includes the plural, and vice versa; the use of any term is equally applicable to any gender and, where applicable, a body corporate; the word "or" is not exclusive; the word "including" means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word "include" and its derivatives will be construed accordingly; the expression "to the knowledge of" or any similar expression as applied to a corporation or individual, refers to,
(A) in the case of an individual, the knowledge as at the relevant date that such individual had or would have had had he exercised due diligence in making enquiries in relation to the matter in question from all sources of information likely to provide him with knowledge of same, and (B) in the case of a corporate person, the knowledge (as aforementioned) of a director or officer thereof as at the relevant date;

(f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in the United States;

(g) except as otherwise provided, any dollar amount referred to in this Agreement means the lawful currency of the United States;

(h) any other term defined within the text of this Agreement has the meaning so ascribed.

1.2 Upon and subject to the terms and conditions of this Agreement, the Company and the Vendor agree to exchange the Vendor's Shares for 50,000 Preferred Shares as at the Closing Date.

2. RESTRICTED SECURITIES

2.1 The Vendor acknowledges that neither the Preferred Shares nor any shares of the Purchaser issued on exchange of the Preferred Shares in accordance with their terms (the "Purchaser's Shares") may be sold, transferred or otherwise disposed of without registration under the United States Securities Act of 1933 (the "1933 Act") or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Shares and Purchaser's Shares or an available exemption from registration under the 1933 Act, the Preferred Shares and Purchaser's Shares will be restricted from transfer.

2.2 It is understood and agreed that the certificates evidencing the Purchaser's Shares may bear the following legend:
(a) "The shares represented by this certificate have not been registered under the United States Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to such shares under such Act or an opinion of counsel or other evidence satisfactory to InvestAmerica, Inc. and its counsel that such registration is not required."

2.3 Within 90 days of the Closing Date the Purchaser shall file with the Securities and Exchange Commission under the 1933 Act a registration statement covering the sale by the Vendor of the Purchaser's Shares on a continuous or delayed basis pursuant to Rule 415 thereunder. The Purchaser shall use its best efforts to cause such registration statement to be declared effective on or prior to the 120th day following filing and shall thereafter keep such registration statement continuously effective until the earlier of the date that all such Purchaser's Shares have been sold or are capable of being sold in a single transaction under Rule 144 or that date which is 2 years after the Closing Date.

3. CLOSING

3.1 The closing of the transactions contemplated herein will take place at 4:00 p.m. local time, on July 7, 2000 (the "Closing Date") at the offices of the Purchaser's Solicitors, or at such other place, date and time, as the parties agree upon.

4. WARRANTIES AND REPRESENTATIONS OF THE VENDOR

4.1 The Vendor warrants and represents to the Purchaser and the Company, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the share exchange contemplated herein, that:

(a) the Vendor is the registered holder and beneficial owner of the Vendor's Shares, free and clear of all liens and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, the Company other than the Vendor's Shares;

(b) the issued and outstanding share capital of the Company consists of 672 common shares;

(c) the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and will on the Closing Date have the rights to transfer the legal and beneficial title and ownership of the Vendor's Shares to the Company;

(d) the Vendor does not have any specific information relating to the Company which is not generally known or which has not been disclosed to the Purchaser and which if known could reasonably be expected to have a materially adverse effect on the value of the Vendor's Shares or on the Company as a whole;

(e) the Vendor has had adequate opportunity to obtain from representatives of the Purchaser such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of the Vendor's investment in the Preferred Shares and the Purchaser's Shares and the Vendor has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Preferred Shares to be issued to the Vendor pursuant to the terms of this Agreement and to make informed investment decisions with respect to such investment.

(f) no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:
(i) to require the Company to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;
(ii) for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;
(iii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company;
(iv) to purchase or otherwise acquire any shares in the capital of the Company;
or
(v) which is capable of becoming an agreement for the acquisition of any of the material assets of the Company;

(g) the Company is registered in all jurisdictions in which it currently carries on business;

(h) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:
(i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of the Company;
(ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Company or the Vendor is subject or constitute or result in a default under any agreement, contract or commitment to which the Company or the Vendor is a party;
(iii) subject to obtaining any necessary consents of applicable regulatory authorities, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Company is a party;
(iv) give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to any of the entities and which is necessary or desirable in connection with the conduct and operation of the business of the Company as currently conducted; or
(v) subject to obtaining any necessary consents of applicable regulatory authorities, constitute a default by the Company or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of any the Company which would give any person the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;

(i) the financial statements of the Company provided to the Purchaser for the year ending August 31, 1999 and for the period ending May 30, 2000 attached as Schedule "B" hereto were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior reporting periods, are true and correct in every material respect and present fairly and accurately the financial condition and position of the Company as at the date thereof and the results of the operations of the Company;

(j) other than approvals and filings required under applicable securities laws, no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by either the Vendor or the Company with any such governmental authority, regulatory body or court is required in order for the Vendor to complete the contemplated purchase and sale, to duly perform and observe the terms and provisions of this Agreement, and to render this Agreement legal, valid, binding and enforceable in accordance with its terms;

(k) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Vendor threatened against or affecting the Company at law or in equity or before or by any court or federal, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency;

(l) the Company has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any person except as described in the financial statements of the Company as presented to the Purchaser.

5. PURCHASER'S WARRANTIES AND REPRESENTATIONS

5.1 The Purchaser warrants and represents to the Vendor, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the share exchange contemplated herein that:

(a) the Purchaser has had adequate opportunity to obtain from the Vendor such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of the Purchaser's investment in the Company and the Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Company and to make informed investment decisions with respect to such investment;

(b) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

(c) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(d) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required by the NASD and under applicable federal and state securities laws in connection with the transactions set forth herein;

(e) there is no litigation, proceeding or governmental investigation in progress, pending, threatened or contemplated against or relating to the Purchaser, the business of the Purchaser, or the transactions contemplated by this Agreement;

(f) as of their respective filing dates, the Purchaser's SEC filings complied in all material respects with the Securities Exchange Act and as of their respective filing dates, the Purchaser's SEC filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading;

(g) the shares of common stock of the Purchaser are quoted on the OTCBB under the symbol "INVT";

(h) the Preferred Shares to be issued to the Vendor hereunder on the Closing Date and the Purchaser's Shares to be issued on exchange of the Preferred Shares, will be validly issued, fully paid and non-assessable;

(i) there are no orders ceasing or suspending trading in the securities of the Purchaser and to the best of the knowledge of the Purchaser, no proceedings for this purpose have been instituted or are pending, contemplated or threatened; and

(j) on the Closing Date the Purchaser shall have no financial liabilities or outstanding indebtedness other than as evidenced by its most current quarterly financial statements as filed with the SEC.

6. COVENANTS

6.1 Between the execution date and the Closing, the Vendor:

(a) will cause the Company to afford to the Purchaser and its authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of the Company and furnish such copies (certified if requested) thereof and other information as the Purchaser may reasonably request, and to permit the Purchaser and its authorized representatives to make such audit of the books of account of the Company as the Purchaser may reasonably see fit;

(b) will diligently take all reasonable steps to obtain, prior to the Closing Date, all consents and approvals required to complete the transactions contemplated herein in accordance with the terms and conditions hereof;

(c) will cause the Company to conduct its business and affairs diligently and only in the ordinary course, and preserve and maintain the goodwill of the Company;

(d) will cause the Company to maintain insurance coverage of the scope and in the amounts presently held;

(e) will not permit the Company to make or agree to make any payment to any director, officer, employee or agent of the Company except in the ordinary course of business and at the regular rates of salary and commission for such person or as reasonable reimbursement for expenses incurred by such person in connection with the Company.

6.2 The Purchaser shall:

(a) cause to be reserved for issuance that number of shares of common stock of the Purchaser as are equal to the Purchaser's Shares, and, if necessary, within reasonable time after closing and as soon as practicable, take such steps as shall be necessary to increase its authorized capital so as to allow for the issuance of the Purchaser's Shares;

(b) take all such steps as soon as practicable to create a class of shares (the "Special Voting Shares") in the capital of the Purchaser having voting rights and no other rights and restrictions and to cause to be issued to the Vendor that number of Special Voting Shares as are equal to the number of Purchaser's Shares.

7. NON-MERGER

7.1 The representations, warranties, covenants and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending 12 months after Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendor of such representation, warranty, covenant or agreement), or any investigation by the Purchaser, the same will remain in full force and effect for the said same 12 month period after the Closing Date.

7.2 The representations, warranties, covenants and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending 12 months after the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant or agreement), or any investigation by the Vendor, the same will remain in full force and effect for the said same 12 month period after the Closing Date.

8. CONFIDENTIALITY

8.1 Each party agrees that all information provided to it by another party (collectively "Confidential Information") shall be held in complete confidence by it and by its advisors and representatives and shall not, without the prior written consent of that other party, be disclosed to any other person, nor used for any other purpose, other than in connection with the evaluation, negotiation and finalization of the transactions contemplated herein. However, a party's obligation does not apply to Confidential Information:
(a) which is generally available to third parties (unless available as a result of a breach of this Agreement);
(b) which is lawfully in the possession of a party and which was not acquired directly or indirectly from another party; or
(c) the disclosure of which is required by any applicable law or by any supervisory or regulatory body to whose rules a party is subject.

9. CONDITIONS PRECEDENT

9.1 The obligations of the Purchaser and the Company to consummate the transactions herein contemplated are subject to the fulfillment of each of the following conditions at the times stipulated:

(a) this Agreement and the purchase of the Vendor's Shares shall have been approved by the board of directors of the Purchaser;

(b) the representations and warranties of the Vendor contained herein shall be true and correct in all respects at and as of the Closing Date except as may be in writing disclosed to and approved by the Purchaser;

(c) all covenants, agreements and obligations hereunder on the part of the Vendor to be performed or complied with at or prior to the Closing Date, including the Vendor's obligations to deliver the documents and instruments herein provided for, shall have been performed and complied with at and as of the Closing;

(d) between the date hereof and the Closing Date, the Company shall not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Company, or as would materially reduce the value of the Company;

(e) on or before the Closing Date, no federal, state, regional or municipal government of any country applicable to the Company and its business or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect the Company;

(f) the Purchaser is satisfied in its sole discretion as to the operations of the Company after completion of its due diligence investigation thereof;

(g) as at the Closing Date, the Purchaser will receive the resignations of the directors and officers of the Company as may be requested in writing, to be effective immediately upon Closing;

(h) no action, suit or proceeding concerning the Company will be pending or threatened by or before any court of competent jurisdiction or governmental entity wherein an unfavourable judgment, order, decree, stipulation or injunction would affect materially and adversely the Company, and no such judgment, order, decree stipulation or injunction will be in effect;

9.2 The conditions set forth in Section 9.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time.

9.3 The obligations of the Vendor to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated, that:

(a) this Agreement and the sale of the Vendor's Shares shall have been approved by the board of directors of the Company and by the shareholders of the Company;

(b) the representations and warranties of the Purchaser contained herein shall be true and correct in all material respects at and as of the Closing Date except as may be in writing disclosed to and approved by the Vendor;

(c) all covenants, agreements and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing Date, including in particular the Purchaser's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing Date;

(d) between the date hereof and the Closing Date, the Purchaser shall not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Purchaser or as would materially reduce the value of the Purchaser Shares;

(e) the Vendor is satisfied in its sole discretion as to the state of the business assets and the operations of the Purchaser after completion of their due diligence investigation thereof; and

(f) concurrent with the Closing the Purchaser shall complete the acquisition of the remaining common shares of the Company in accordance with the terms of the agreement between the Purchaser, the Company and the shareholders of the Company holding such shares dated for reference the 4th day of July, 2000.

9.4 The conditions set forth in Section 9.3 are for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part at any time.

9.5 The respective obligations of each party to this Agreement to consummate the transactions herein contemplated are subject to all consents, approvals, authorizations, waivers and orders of any regulatory authorities, shareholders or third parities required or necessary or desirable for the completion of the transactions contemplated herein having been obtained or received by the Company and the Purchaser.

10. TRANSACTIONS OF THE VENDOR AT THE CLOSING

10.1 At the Closing, the Vendor and the Company will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer and assign the Vendor's Shares to the Purchaser, free and clear of all liens, including:

(a) certified copies of resolutions of the directors of the Company authorizing the exchange of the Vendor's Shares;

(b) share certificates representing the Vendor's Shares in the name of the Vendor, duly endorsed for transfer;

(c) resignations in writing of any of the directors and officers and signing officers of the Company requested by the Purchaser in writing;

(d) all corporate records and books of account of the Company including, minute books, share register books, share certificate books and annual reports;

(e) the corporate seal of the Company;

(f) releases, in form and substance satisfactory to the Purchaser, acting reasonably, executed by the Vendor in favour of the Company releasing the Company from any and all manner of actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Vendor ever had, now has, or may have against either of the Company for or by reason of any matter, cause or thing whatsoever done or omitted to be done by the Company up to the Closing Date other than in respect of obligations of the Company to the Vendor arising in respect of:
(i) earned but unpaid salary and unpaid benefits for the then current pay period; and
(ii) any obligations pursuant to indemnities granted to the Vendor by the Company in connection with acts as a director of the Company provided that such indemnities shall be ineffective in respect of any act or omission which would constitute a default or breach pursuant to this Agreement or which render any representation or warranty given hereunder untrue or inaccurate;

(g) a closing warranty and certificate from the Vendor confirming that the conditions to be satisfied by the Vendor, unless waived, set out in Section 9.3 have been satisfied at the Closing Date and that all representations and warranties of the Vendor contained in this Agreement are true at and as of the Closing;

(h) an opinion of the Vendor's solicitors addressed to the Purchaser and the Purchaser's solicitors in a form reasonably satisfactory to the Purchaser's solicitors;

(i) an option agreement in the form attached as Schedule "C" hereto, duly executed by the Vendor

(j) all such other documents and instruments as the Purchaser's solicitors may reasonably require.

11. TRANSACTIONS OF THE PURCHASER AT THE CLOSING

11.1 The Purchaser will deliver the following at the Closing:

(a) certificates representing the Preferred Shares in the names of the Vendor;

(b) a Closing Warranty and Certificate from the Purchaser confirming that the conditions to be satisfied by the Purchaser, unless waived, set out in Section

9.1 have been satisfied at the Closing and that all representations and warranties of the Purchaser contained in this Agreement are true at and as of the Closing;

(c) an opinion of the Purchaser's Solicitors addressed to the Vendor and the Vendor's Solicitors in a form reasonably satisfactory to the Vendor's solicitors;

(d) certified copies of the resolutions of the directors of the Purchaser reserving the for issuance the Purchaser's Shares and of the Company authorizing the issuance of the Preferred Shares to the Vendor; and

(e) all such other documents and instruments as the Vendor's solicitors may reasonably require.

12. TIME OF THE ESSENCE

12.1 Time is of the essence of this Agreement.

13. FURTHER ASSURANCES

13.1 The parties will execute and deliver all such further documents and instruments and do all such acts and things as may be reasonably necessary or required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

14. SUCCESSORS AND ASSIGNS

14.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties.

15. COUNTERPARTS

15.1 This Agreement may be executed in several counterparts and by fax transmission, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

16. NOTICE

16.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail or facsimile transmission, to the following addresses:

(a) If to the Vendor:

Suite 148 - 4664 Lougheed Highway
Burnaby, BC  V5C 5T5
Attention:	Doug Smith

(b) If to the Purchaser or the Company:
1776 Park Avenue, Unit 4
Park City, Utah
Attention:	Brian Kitts

or to such other address as any party may specify in writing to the other parties.

16.2 Any notice delivered on a business day or sent by facsimile transmission will be deemed conclusively to have been effectively given on the date notice was delivered or sent by facsimile transmission.

16.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

17. ASSIGNMENT

17.1 The Purchaser and the Company acknowledges that the Vendor's Shares may be transferred by the Vendor prior to Closing in connection with certain tax planning and in this regard the Purchaser and the Company hereby consent to an assignment by the Vendor of any or all of its interests under this Agreement to one or more affiliates or associates of the Vendor, as those terms are defined in the Company Act (British Columbia).

18. ENTIRE AGREEMENT

18.1 This Agreement contains the sole and entire agreement between the parties and any modifications must be in writing and signed by each party. The parties will in good faith investigate and negotiate the most tax effective method of carrying out the intentions of this Agreement.

19. TENDER

19.1 Tender may be made upon the Vendor or Purchaser or upon the Purchaser's Solicitors and money may be tendered by cheque certified by a chartered bank or by electronic wire transfer.

20. PROPER LAW

20.1 This Agreement will be governed by and construed in accordance with the province of the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered this _______ day of __________________, 2000.

ZED DATA SYSTEMS CORP.


Per:
       --------------------
       Authorized Signatory

INVESTAMERICA INC.

Per:
       --------------------
       Authorized Signatory

SMITH SHELF COMPANY LIMITED


Per:
        --------------------
        Authorized Signatory

Schedule "A"

                  RIGHTS AND RESTRICTIONS OF PREFERRED SHARES
Part  29 - SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS "D" PREFERENCE
                              SHARES WITH NO PAR VALUE

29.1 Definitions
    For the purposes of Part 29, the following terms shall have the following meanings:

(a) "InvestAmerica" means InvestAmerica Inc., a Nevada corporation;

(b) "InvestAmerica Share" means one share of Series B preferred stock of InvestAmerica;

(c) "InvestAmerica Share Equivalent" means, on any date, such number of InvestAmerica Shares as is the equivalent of one InvestAmerica Share as at July 4, 2000, expressed to two decimal places determined by applying the following adjustments on a cumulative basis:
(i) if and whenever at any time from the date hereof and prior to the redemption of all of the issued and outstanding Class "D" Preference Shares, InvestAmerica shall:

A. subdivide, redivide or change its outstanding Series B preferred stock into a greater number of shares; or

B. reduce, combine or consolidate its outstanding Series B preferred stock into a smaller number of shares, the number of InvestAmerica Shares obtainable for a Class "D" Preference Share upon redemption in accordance with Part 29.4(a) or (b) shall be adjusted immediately after the effective date of the events referred to in (1) and (2) above by multiplying the number of InvestAmerica Shares theretofore obtainable by a fraction of which the numerator shall be the total number of InvestAmerica Shares outstanding immediately after such date and the denominator shall be the total number of InvestAmerica Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;
(ii) if and whenever at any time from the date hereof and prior to the redemption of all of the issued and outstanding Class "D" Preference Shares, there is a reclassification or redesignation of the InvestAmerica Shares or a capital reorganization of InvestAmerica other than as described in Part 29.1(c)(i) or a consolidation, arrangement, amalgamation or merger of InvestAmerica with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of InvestAmerica as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any holder of Class "D" Preference Shares who has not exercised his right of retraction in accordance with Part 29.4(a) prior to the effective date of such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, for each Class "D" Preference Share to be then redeemed, in lieu of the number of InvestAmerica Shares then sought to be acquired by him, the number of shares or other securities or property of InvestAmerica or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement, or consolidation, or to which such sale or conveyance may be made, as the case may be, that such holder of Class "D" Preference Shares would have been entitled to receive on such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the such holder had been the registered holder of the number of InvestAmerica Shares receivable upon the redemption of a Class "D" Preference Shares;
(d) "InvestAmerica Dividend Date" means the date on which the directors of InvestAmerica declare any dividend on the InvestAmerica Shares;
(e)  "Redemption Event" means the earlier of:
(i) July 4, 2005;
(ii) the liquidation, bankruptcy or winding up of the Company or InvestAmerica, either voluntary or involuntary, or other distribution of the assets and funds of the Company or InvestAmerica for the purposes of winding up its affairs;
(iii) the date that the shareholders of InvestAmerica approve a resolution authorizing InvestAmerica to consolidate or merge with or into, amalgamate with or enter into a statutory arrangement with any other person;
(f) "InvestAmerica Call Right" means the right granted to InvestAmerica by each holder of Class "D" Preference Shares wherein, in accordance with the terms thereof, InvestAmerica can compel such holders to exchange their Class
"D" Preference Shares for InvestAmerica Shares.

29.2 Voting Rights

The holders of the Class "D" Preference Shares shall be entitled to receive notice of, to attend and to vote at meetings of shareholders of the Company. The holders of the Class "D" Preference Shares shall collectively be entitled to votes representing 10.1% of all votes which may be cast, pro rata in accordance with their holdings; provided that, in circumstances where there has been a partial redemption or retraction of the Class "D" Preference
Shares in accordance with the terms herein, the percentage of the total votes cast to which the holders of the Class "D" Preference Shares shall be collectively entitled shall be equal to that percentage determined by multiplying the percentage which the number of converted Class "D" Preference Shares is of 50,000 times 10.1%.

29.3 Dividends

The holders of Class "D" Preference Shares shall be entitled to receive and the Board of Directors shall, subject to applicable law, declare a dividend on each Class "D" Preference Share as follows:
(a) in the case of a cash dividend declared on the InvestAmerica Shares, in an amount in cash for each Class "D" Preference Share equal to the cash dividend declared on such number of InvestAmerica Shares as is equal to the InvestAmerica Share Equivalent on the InvestAmerica Dividend Date;
(b) in the case of a stock dividend declared on the InvestAmerica Shares to be paid in InvestAmerica Shares, in such number of Class "D" Preference Shares as is equal to the number of InvestAmerica Shares to be issued as a dividend per InvestAmerica Share with any fractional amount to be paid in cash in an amount equal to the cash value of the InvestAmerica Share Equivalent of such fraction of a Class "D" Preference Share as at the InvestAmerica Dividend Date;
(c) in the case of a dividend declared on the InvestAmerica Shares other than in cash or InvestAmerica Shares, in such type and amount of property as is the same as or economically equivalent (as determined by the Board of Directors) to the type and amount of property to be paid as a dividend on such number of InvestAmerica Shares as is equal to the InvestAmerica Share Equivalent on the InvestAmerica Dividend Date.
(d) The holders of Class "D" Preference Shares shall also be entitled to receive a dividend as and when a dividend is otherwise declared with respect to all or any other class of shares of the Company, which dividend shall, in respect of the Class "D" Preference Shares, collectively represent an amount equal to 10.1% of the total cumulative amount of the dividend paid to all classes of shares of the Company, provided that in circumstances where there has been a partial redemption or retraction of the Class "D" Preference Shares in accordance with the terms hereof, the percentage of the total cumulative dividends paid to all classes of shares of the Company which the Class "D" Preferred Shares would then be collectively entitled shall be equal to that percentage determined by multiplying the percentage which the unconverted
Class "D" Preference Shares are of 50,000 times 10.1%.

29.4 Retraction and Redemption

(a) Right to Retraction

A holder of Class "D" Preference Shares shall be entitled at any time, subject to the exercise of the InvestAmerica Call Right, and upon compliance with the provisions of this Article, to require the Company to redeem any or all of the Class "D" Preference Shares registered in the name of the holder by delivering to such holder InvestAmerica Shares equal in number to the then InvestAmerica Share Equivalent for each Class "D" Preference Share to be so redeemed as at the date the written notice of retraction is received by the Company.

(b) Right to Redemption

Subject to applicable law and subject to the exercise of the InvestAmerica
Call Right, the Company shall, upon the occurrence of a Redemption Event, redeem all of the then outstanding Class "D" Preference Shares by delivering to the holders thereof InvestAmerica Shares equal in number to the then InvestAmerica Share Equivalent as at the date of the Redemption Event for each Class "D" Preference Share held, provided that, in circumstances where a redemption occurs hereunder as a result of the occurrence of an event described in subparagraph
(iii) of the definition of Redemption Event in Part 29.1, such redemption shall not be effective if the consolidation, merger, amalgamation or statutory arrangement is not proceeded with.

(c) Mechanics of Retraction

Before any holder of Class "D" Preference Shares shall be entitled to exercise the rights set out in Part 29.4(a) in respect of any Class "D" Preference Shares, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the Registered Office of the Company and shall give written notice as set out in Part 22 to the Company at its Registered Office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for InvestAmerica are to be issued. The Company shall, as soon as practicable thereafter, deliver to such holder of Class "D" Preference Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of InvestAmerica Shares to which such holder shall be entitled.

(d) Mechanics of Redemption

Each holder of Class "D" Preference Shares to be redeemed in accordance with Part 29.4(b) shall, upon receipt of notice in writing from the Company as to the occurrence of a Redemption Event surrender the certificate or certificates therefor, duly endorsed, at the Registered Office of the Company and thereupon the Company shall, as soon as practicable thereafter, deliver to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of InvestAmerica Shares to which such holder shall be entitled, provided that, notwithstanding the surrender of the certificates, the Class "D" Preference Shares shall be deemed to be redeemed effective as at the date of a Redemption Event and from and after such date, but subject to the provisions of Part 29.4(b), all rights of the holders of Class "D" Preference Shares as such holders shall cease (except for the right to receive InvestAmerica Shares equal in number to the then InvestAmerica Share Equivalent for each such Class "D" Preference Share upon surrender of their certificate or certificates therefor) and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(e) Dividend Entitlement on Retraction or Redemption

The holders of any Class "D" Preference Shares at the close of business on the record date for any dividend payable on such shares shall be entitled to the dividend notwithstanding that the Class "D" Preference Shares are redeemed pursuant to Part 29.4(a) or 29.4(b), as the case may be, after the record date and before the payment date of the dividend. Subject to the foregoing, upon redemption of any Class "D" Preference Shares, there shall be no payment or adjustment by the Company or by any holder of Class "D" Preference Shares on account of any dividend on the Class "D" Preference Shares so redeemed.
29.5 Liquidation

In the event of any liquidation, dissolution, bankruptcy or winding up of the Company, either voluntary or involuntary, or other distribution of the assets and funds of the Company for the purposes of winding up its affairs, the holders of the Class "D" Preference Shares shall, collectively, be entitled to 10.1% of the assets and funds of the Company available for distribution to shareholders, pro rata in accordance with their holdings; provided that, in circumstances where there has been a partial retraction or redemption of the Class "D" Preference Shares in accordance with the terms hereof, the percentage of the assets and funds of the Company to which the holders of the Class "D" Preference Shares shall collective be entitled shall be equal to that percentage determined by multiplying the percentage which the unconverted
Class "D" Preference Shares are of 50,000 times 10.1%.

29.6 Status of Retracted or Redeemed Shares

In the event any Class "D" Preference Shares shall be redeemed pursuant to
Part 29.4(a) or 29.4(b) hereof, as the case may be, the shares so retracted or redeemed shall be cancelled and shall not be re-issuable by the Company.

Schedule B - Financial Statements (intentionally omitted).

Schedule C    CALL OPTION AGREEMENT

THIS agreement is made effective as of 7th day of July, 2000.

BETWEEN:

SMITH SHELF COMPANY LIMITED,
(the "Shareholder")
OF THE FIRST PART

AND:

INVESTAMERICA INC., a corporation incorporated under the laws of Nevada ("InvestAmerica")
OF THE SECOND PART

A. 	In connection with the reorganization of the Company it is proposed that certain shareholders of the Company will exchange common shares of the Company held by them for a like number of Class "D" Preference Shares of the Company, said shares being subject to the rights and restrictions as detailed in the articles of the Company;

 	The Shareholder is the sole legal and beneficial owner of the Common Shares, which shares are to be exchanged for the Shares;

 	The Parties wish to record an agreement in relation to an option for the sale and purchase of the Shares in the circumstances described herein;

NOW THIS AGREEMENT WITNESSES as follows:

1. INTERPRETATION

1.1 In this Agreement, unless the context or subject matter otherwise requires:
(a) "Agreement" and "this Agreement" means the agreement between the Parties hereby constituted;
(b) "Common Shares" means 153 common shares of the Company registered in the name of the Shareholder;
(c) "Company" means Zed Data Systems Corp., a British Columbia company;
(d) "Current Market Price" means in respect of a InvestAmerica Common Share on any date, the closing sale price of InvestAmerica Common Shares on such date, or if no trades occurred on such day, the last trading day prior thereto, on such stock exchange or automated quotation system as the shares of InvestAmerica then trade;
(e) "InvestAmerica Series B Preferred Shares" means Series B Preferred shares of InvestAmerica;
(f) "InvestAmerica Share Equivalent" has the meaning given to that term in
Article 29.1(c) of the Articles of the Company;
(g) "InvestAmerica Voting Shares" means special voting shares of InvestAmerica, each such share entitling the holder thereof to one vote at duly called meetings of shareholders of InvestAmerica, but having no other rights of participation;
(h) "Notice" means a notice of exercise of the Option in the form attached as Schedule "A" hereto;
(i) "Option" means the option to purchase the Shares provided for herein;
(j) "Party" means a party to this Agreement and "Parties" has a corresponding meaning;
(k) "Purchase Price" shall mean, in respect of any Notice given by InvestAmerica to the Shareholder, an amount per Share equal to the then InvestAmerica Share Equivalent multiplied by the then Current Market Price with such figure then multiplied by the number of InvestAmerica common shares into which the InvestAmerica Series B Preferred Shares are then convertible; and
(l) "Shares" means 50,000 Class "D" Preference Shares of the Company to be acquired by the Shareholder in exchange for the Common Shares.
Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2. OPTION

2.1 The Shareholder hereby grants to InvestAmerica an option to acquire the Shares from the Shareholder on the terms set out in this Agreement.

2.2 As consideration for the granting of the Option, InvestAmerica hereby agrees to issue to the Shareholder 15,000,000 InvestAmerica Voting Shares upon the creation of same in accordance with the terms of that Share Purchase Agreement between the Company, InvestAmerica and the Shareholder dated for reference the 5th day of July, 2000;

2.3 This Option shall expire and be of no further force and effect as of the first business day following the earlier of:
(a) July 5, 2005;
(b) the date that the shareholders of InvestAmerica approve a resolution authorizing InvestAmerica to consolidate or merge with or into, amalgamate with or enter into a statutory arrangement with any other person; and
(c) the date upon which the last of the Shares have been retracted or redeemed by the Company in accordance with their terms provided that, in circumstances where InvestAmerica has not otherwise exercised the Option at such time as the Option would have expired in accordance with
Section 2.3(a) and 2.3(b) hereof, InvestAmerica shall be deemed to have exercised the Option in full immediately prior to such time.

3. EXERCISE OF OPTION

3.1 The Option may only be exercised in circumstances where the Shareholder has exercised, or is deemed to have exercised the right of retraction in respect of the Shares as set out in the articles of the Company, provided that it is acknowledged and agreed that the entitlement of InvestAmerica to exercise the Option shall take precedence to the right of the Shareholder to exercise the above referenced right of retraction.

3.2 The Option may be exercised during the Option Period by InvestAmerica delivering Notice to the Shareholder.

3.3 Upon receipt of a Notice the Shareholder shall forthwith deliver certificates representing the Shares which are the subject of the Notice to InvestAmerica.

3.4 Within seven days of receipt of the certificates referred to in section 3.3 above, InvestAmerica shall deliver the Purchase Price to the Shareholder which Purchase Price shall be satisfied by delivering to the Shareholder such number of InvestAmerica Series B Preferred Shares as is equal to the product obtained by multiplying the number of Shares to be purchased by the then InvestAmerica Share Equivalent.

4. INVESTAMERICA VOTING SHARES

4.1 Upon exercise of the Option by InvestAmerica as provided for herein, or exercise of the rights of retraction or redemption in respect of the Shares as provided for in the articles of the Company, the Shareholder shall concurrently surrender to InvestAmerica such number of InvestAmerica Voting Shares as are equal to the number of Shares disposed of by the Shareholder as a result of the exercise of the Option or the right of retraction or redemption, as the case may be, times 300.

5. WARRANTIES

5.1 The Shareholder represents and warrants to InvestAmerica that the Shareholder is the sole legal and beneficial owner of the Common Shares and will, following the exchange of such Common Shares for the Shares, be the sole legal and beneficial owner of the Shares, free and clear of all liens charges and encumbrances.

6. NOTICE

6.1 Any notice of other document required or permitted to be given hereunder will be considered well and sufficiently given by hand delivery or by prepaid first class mail if addressed to applicable party at the address set out above, or such other address as either party may from time to time appoint by notice in writing to the other in accordance with this clause. Any notice delivered by hand addressed as aforesaid will be deemed to have been delivered on the day of delivery, and any notice mailed by first class prepaid mail addressed as aforesaid will be deemed to have been received three (3) business days after the mailing thereof; but if at the time of mailing or between the time of mailing and the third business day thereafter, there is a strike, lock-out or labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

7. GOVERNING LAW

7.1 This Agreement shall be governed by the laws of the Province of British Columbia.

8. COUNTERPARTS

8.1 This Agreement may be executed in one or more counterparts which, when so executed by facsimile signature or otherwise, shall be read together and be construed as one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SMITH SHELF COMPANY LIMITED


Per:
       --------------------
       Authorized Signatory

INVESTAMERICA INC.


Per:
      --------------------
      Authorized Signatory

EXHIBIT 2

                             SHARE PURCHASE AGREEMENT
                             ------------------------

THIS dated for reference 5th day of July, 2000.

AMONG:

INVESTAMERICA INC., 1776 Park Avenue, Unit 4, Park City, Utah
(herein called the "Purchaser")

AND:

ZED DATA SYSTEMS CORP., Suite 148 - 4664 Lougheed Highway, Burnaby, Columbia, Canada, V5C 5T5
(herein  "Company")

AND:

Those persons set out in Schedule A hereto
(herein  "Vendors")

A. 	The Vendors are the registered and beneficial owners of the issued and outstanding shares of the Company (the "Vendors' Shares") as set out opposite their names in Schedule "A" hereto;

B. 	Upon the terms and subject to the conditions set forth in this Agreement, the Vendors have agreed to sell to the Purchaser, and the Purchaser has agreed to purchase, the Vendors' Shares for the consideration set forth below;

THEREFORE in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

21. INTERPRETATION

21.1 In this Agreement, except as otherwise expressly provided:
(a) "Agreement" means this share purchase agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;
(b) all references in this Agreement to a designated "Section" or other subdivision or to a Schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;
(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;
(d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;
(e) the singular of any term includes the plural, and vice versa; the use of any term is equally applicable to any gender and, where applicable, a body corporate; the word "or" is not exclusive; the word "including" means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word "include" and its derivatives will be construed accordingly; the expression "to the knowledge of" or any similar expression as applied to a corporation or individual, refers to,
(A) in the case of an individual, the knowledge as at the relevant date that such individual had or would have had had he exercised due diligence in making enquiries in relation to the matter in question from all sources of information likely to provide him with knowledge of same, and (B) in the case of a corporate person, the knowledge (as aforementioned) of a director or officer thereof as at the relevant date;
(f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in the United States;
(g) except as otherwise provided, any dollar amount referred to in this Agreement means the lawful currency of the United States;
(h) any other term defined within the text of this Agreement has the meaning so ascribed.

21.2 Upon and subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Vendors, and the Vendors hereby undertake to sell or procure the sale of and transfer to the Purchaser, all legal and beneficial interest in the Vendors' Shares.
21.3 The purchase price will be paid by the Purchaser as follows:
(a) the payment of US $5,000,000 pro rata to the Vendors in accordance with their ownership of the Vendors' Shares by way of promissory notes (the "Notes") in substantially the form attached as Schedule "B" hereto deliverable on the Closing Date, said Note bearing interest at 12% per annum and payable as follows:
(i) $715,000 at the end of each month commencing on July 31, 2000; and
(ii) the balance on January 31, 2001 (the "Final Payment Date") and secured by a pledge of the shares of the Company and by a security filing under the Uniform Commercial Code in the States of Utah and Nevada charging all of the present and after acquired property of the Company (the "UCC Filings").

21.4 Notwithstanding the above, in circumstances where the Purchaser completes equity financings prior to the Final Payment Date, the net proceeds of such financings to the Purchaser in excess of $1,000,000 shall be applied to the repayment of the Notes on a pro rata basis.

22. CLOSING

22.1 The closing of the transactions contemplated herein will take place at 4:00 p.m. local time, on July 7, 2000 (the "Closing Date") at the offices of the Purchaser's Solicitors, or at such other place, date and time, as the parties agree upon.

23. WARRANTIES AND REPRESENTATIONS OF THE VENDORS

23.1 Each Vendor severally warrants and represents to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:
(a) the Vendor is the registered holder and beneficial owner of the Vendor's Shares set opposite its name in Schedule A hereto, free and clear of all liens and the Vendor has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, the Company other than the Vendor's Shares;
(b) the issued and outstanding share capital of the Company consists of 672 common shares;
(c) the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and will on the Closing Date have the rights to transfer the legal and beneficial title and ownership of the Vendor's Shares to the Purchaser;
(d) the Vendor does not have any specific information relating to the Company which is not generally known or which has not been disclosed to the Purchaser and which if known could reasonably be expected to have a materially adverse effect on the value of the Vendor's Shares or on the Company as a whole;
(e) the Vendor has had adequate opportunity to obtain from representatives of the Purchaser such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of such Vendor's investment in the Purchaser's Shares and such Vendor has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Purchaser's Shares to be issued to such Vendor pursuant to the terms of this Agreement and to make informed investment decisions with respect to such investment.
(f) no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:
(i) to require the Company to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;
(ii) for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;
(iii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company;
(iv) to purchase or otherwise acquire any shares in the capital of the Company;
or
(v) which is capable of becoming an agreement for the acquisition of any of the material assets of the Company;
(g) the Company is registered in all jurisdictions in which it currently carries on business;
(h) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:
(i) conflict with or result in a breach of or violate any of the terms, conditions, or provisions of the constating documents of the Company;
(ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Company or the Vendors are subject or constitute or result in a default under any agreement, contract or commitment to which the Company or the Vendors are a party;
(iii) subject to obtaining any necessary consents of applicable regulatory authorities, give to any person any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Company is a party;
(iv) give to any government or governmental authority, including any governmental department, commission, bureau, board, or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to any of the entities and which is necessary or desirable in connection with the conduct and operation of the business of the Company as currently conducted; or
(v) subject to obtaining any necessary consents of applicable regulatory authorities, constitute a default by the Company or an event which, with the giving of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any indebtedness of any the Company which would give any person the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument;
(i) the financial statements of the Company provided to the Purchaser for the year ending August 31, 1999 and for the period ending May 31, 2000 attached as Schedule "C" hereto were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior reporting periods, are true and correct in every material respect and present fairly and accurately the financial condition and position of the Company as at the date thereof and the results of the operations of the Company;
(j) other than approvals and filings required under applicable securities laws, no authorization, approval, order, license, permit or consent of any governmental authority, regulatory body or court, and no registration, declaration or filing by any of the Vendors or the Company with any such governmental authority, regulatory body or court is required in order for the Vendors to complete the contemplated purchase and sale, to duly perform and observe the terms and provisions of this Agreement, and to render this Agreement legal, valid, binding and enforceable in accordance with its terms;
(k) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Vendors threatened against or affecting the Company at law or in equity or before or by any court or federal, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency;
(l) the Company has not guaranteed, or agreed to guarantee, any indebtedness or other obligation of any person except as described in the financial statements of the Company as presented to the Purchaser.

24. PURCHASER'S WARRANTIES AND REPRESENTATIONS

24.1 The Purchaser warrants and represents to the Vendors, with the intent that the Vendors will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein that:
(a) the Purchaser has had adequate opportunity to obtain from the Vendors such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of the Purchaser's investment in the Company and the Purchaser has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Company and to make informed investment decisions with respect to such investment;
(b) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has the power, authority and capacity to enter into this Agreement and to carry out its terms;
(c) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors;
(d) no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required by the NASD and under applicable federal and state laws with the transactions set forth herein;
(e) there is no litigation, proceeding or governmental investigation in progress, pending, threatened or contemplated against or relating to the Purchaser, the business of the Purchaser, or the transactions contemplated by this Agreement;
(f) as of their respective filing dates, the Purchaser's SEC filings complied in all material respects with the Securities Exchange Act and as of their respective filing dates, the Purchaser's SEC filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading;
(g) the shares of common stock of the Purchaser are quoted on the OTCBB under the symbol "INVT";
(h) there are no orders ceasing or suspending trading in the securities of the Purchaser and to the best of the knowledge of the Purchaser, no proceedings for this purpose have been instituted or are pending, contemplated or threatened; and
(i) on the Closing Date the Purchaser shall have no financial liabilities or outstanding indebtedness other than as evidenced by its most current quarterly financial statements as filed with the SEC.

25. COVENANTS

25.1 Between the execution date and the Closing, the Vendors:
(a) will cause the Company to afford to the Purchaser and its authorized representatives access during normal business hours to all properties, books, contracts, commitments, records of the Company and furnish such copies (certified if requested) thereof and other information as the Purchaser may reasonably request, and to permit the Purchaser and its authorized representatives to make such audit of the books of account of the Company as the Purchaser may reasonably see fit;
(b) will diligently take all reasonable steps to obtain, prior to the Closing Date, all consents and approvals required to complete the transactions contemplated herein in accordance with the terms and conditions hereof;
(c) will cause the Company to conduct its business and affairs diligently and only in the ordinary course, and preserve and maintain the goodwill of the Company;
(d) will cause the Company to maintain insurance coverage of the scope and in the amounts presently held;
(e) will not permit the Company to make or agree to make any payment to any director, officer, employee or agent of the Company except in the ordinary course of business and at the regular rates of salary and commission for such person or as reasonable reimbursement for expenses incurred by such person in connection with the Company;

26. NON-MERGER

26.1 The representations, warranties, covenants and agreements of the Vendors contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date for a period ending 12 months after Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendors of such representation, warranty, covenant or agreement), or any investigation by the Purchaser, the same will remain in full force and effect for the said same 12 month period after the Closing Date.

26.2 The representations, warranties, covenants and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made at the Closing Date and will survive the Closing Date, for a period ending 12 months after the Closing Date and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant or agreement), or any investigation by the Vendors, the same will remain in full force and effect for the same 12 month period after the Closing Date.

27. CONFIDENTIALITY

27.1 Each party agrees that all information provided to it by another party (collectively "Confidential Information") shall be held in complete confidence by it and by its advisors and representatives and shall not, without the prior written consent of that other party, be disclosed to any other person, nor used for any other purpose, other than in connection with the evaluation, negotiation and finalization of the transactions contemplated herein. However, a party's obligation does not apply to Confidential Information:
(a) which is generally available to third parties (unless available as a result of a breach of this Agreement);
(b) which is lawfully in the possession of a party and which was not acquired directly or indirectly from another party; or
(c) the disclosure of which is required by any applicable law or by any supervisory or regulatory body to whose rules a party is subject.

28. CONDITIONS PRECEDENT

28.1 The obligations of the Purchaser to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:
(a) this Agreement and the purchase of the Vendors' Shares shall have been approved by the board of directors of the Purchaser;
(b) the representations and warranties of the Vendors contained herein shall be true and correct in all respects at and as of the Closing Date except as may be in writing disclosed to and approved by the Purchaser;
(c) all covenants, agreements and obligations hereunder on the part of the Vendors to be performed or complied with at or prior to the Closing Date, including the Vendors' obligations to deliver the documents and instruments herein provided for, shall have been performed and complied with at and as of the Closing;
(d) between the date hereof and the Closing Date, the Company shall not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Company, or as would materially reduce the value of the Company;
(e) on or before the Closing Date, no federal, state, regional or municipal government of any country applicable to the Company and its business or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will materially and adversely affect the Company;
(f) the Purchaser is satisfied in its sole discretion as to the operations of the Company after completion of its due diligence investigation thereof;
(g) as at the Closing Date, the Purchaser will receive the resignations of the directors and officers of the Company as may be requested in writing, to be effective immediately upon Closing;
(h) no action, suit or proceeding concerning the Company will be pending or threatened by or before any court of competent jurisdiction or governmental entity wherein an unfavourable judgment, order, decree, stipulation or injunction would affect materially and adversely the Company, and no such judgment, order, decree stipulation or injunction will be in effect;

28.2 The conditions set forth in Section 8.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time.

28.3 The obligations of the Vendors to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated, that:
(a) this Agreement and the sale of the Vendors' Shares shall have been approved by the board of directors of the Company and by the shareholders of the Company;
(b) the representations and warranties of the Purchaser contained herein shall be true and correct in all material respects at and as of the Closing Date except as may be in writing disclosed to and approved by the Vendors;
(c) all covenants, agreements and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing Date, including in particular the Purchaser's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing Date;
(d) between the date hereof and the Closing Date, the Purchaser shall not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Purchaser or as would materially reduce the value of the Purchaser Shares;
(e) the Vendors are satisfied in their sole discretion as to the state of the business assets and the operations of the Purchaser after completion of their due diligence investigation thereof; and
(f) concurrent with the Closing the Purchaser shall complete the acquisition of the remaining common shares of the Company in accordance with the terms of the agreement between the Purchaser, the Company and the shareholders of the Company holding such shares dated for reference the 4th day of July, 2000.
28.4 The conditions set forth in Section 8.3 are for the exclusive benefit of the Vendors and may be waived by the Vendors in whole or in part at any time.
28.5 The respective obligations of each party to this Agreement to consummate the transactions herein contemplated are subject to all consents, approvals, authorizations, waivers and orders of any regulatory authorities, shareholders or third parities required or necessary or desirable for the completion of the transactions contemplated herein having been obtained or received by the Company and the Purchaser.

29. TRANSACTIONS OF THE VENDORS AT THE CLOSING

29.1 At the Closing, the Vendors and the Company will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer and assign the Vendors' Shares to the Purchaser, free and clear of all liens, including:
(a) certified copies of resolutions of the directors of the Company authorizing the transfer of the Vendors' Shares and the registration of the Vendors' Shares in the name of the Purchaser and authorizing the issue of new share certificates representing the Vendors' Shares in the name of the Purchaser;
(b) share certificates representing the Vendors' Shares in the name of the Vendors, duly endorsed for transfer to the Purchaser;
(c) duly issued share certificates in the name of the Purchaser representing the Vendors' Shares;
(d) resignations in writing of any of the directors and officers and signing officers of the Company requested by the Purchaser in writing;
(e) all corporate records and books of account of the Company including, minute books, share register books, share certificate books and annual reports;
(f) the corporate seal of the Company;
(g) releases, in form and substance satisfactory to the Purchaser, acting reasonably, executed by the Vendors in favour of the Company releasing the Company from any and all manner of actions, causes of action, suits, proceedings, debts, dues, profits, expenses, contracts, damages, claims, demands and liabilities whatsoever, in law or equity, which the Vendors ever had, now has, or may have against either of the Company for or by reason of any matter, cause or thing whatsoever done or omitted to be done by the Company up to the Closing Date other than in respect of obligations of the Company to the Vendors arising in respect of:
(i) earned but unpaid salary and unpaid benefits for the then current pay period; and
(ii) any obligations pursuant to indemnities granted to the Vendors by the Company in connection with acts as a director of the Company provided that such indemnities shall be ineffective in respect of any act or omission which would constitute a default or breach pursuant to this Agreement or which render any representation or warranty given hereunder untrue or inaccurate;
(h) a closing warranty and certificate from the Vendors confirming that the conditions to be satisfied by the Vendors, unless waived, set out in Section
8.3 have been satisfied at the Closing Date and that all representations and warranties of the Vendors contained in this Agreement are true at and as of the Closing;
(i) an opinion of the Vendors' solicitors addressed to the Purchaser and the Purchaser's solicitors in a form reasonably satisfactory to the Purchaser's solicitors;
(j) all such other documents and instruments as the Purchaser's solicitors may reasonably require.

30. TRANSACTIONS OF THE PURCHASER AT THE CLOSING

30.1 The Purchaser will deliver the following at the Closing:
(a) the Notes in the names of the Vendors or otherwise as they may so direct in writing in the amount and on the terms as set out in Section 1.3(a) hereof;
(b) such documentation respecting the pledge of the shares of the Company and the UCC Filings contemplated by Section 1.3(a) hereof as shall be requested by the Vendors' solicitors;
(c) a Closing Warranty and Certificate from the Purchaser confirming that the conditions to be satisfied by the Purchaser, unless waived, set out in Section
8.1 have been satisfied at the Closing and that all representations and warranties of the Purchaser contained in this Agreement are true at and as of the Closing;
(d) an opinion of the Purchaser's Solicitors addressed to the Vendors and the Vendors' Solicitors in a form reasonably satisfactory to the Vendors' solicitors;
(e) certified copies of the resolutions of the directors of the Purchaser authorizing the acquisition of the Vendors' Shares; and
(f) all such other documents and instruments as the Vendors' solicitors may reasonably require.

31. TIME OF THE ESSENCE

31.1 Time is of the essence of this Agreement.

32. FURTHER ASSURANCES

32.1 The parties will execute and deliver all such further documents and instruments and do all such acts and things as may be reasonably necessary or required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

33. SUCCESSORS AND ASSIGNS

33.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties.

34. COUNTERPARTS

34.1 This Agreement may be executed in several counterparts and by fax transmission, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

35. NOTICE

35.1 Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered or sent by pre-paid registered mail or facsimile transmission, to the following addresses:

(a) If to the Vendors:
Suite 148 - 4664 Lougheed Highway
Burnaby, BC  V5C 5T5
Attention:  Doug Smith

(b) If to the Purchaser:
1776 Park Avenue, Unit 4
Park City, Utah
Attention:	Brian Kitts

or to such other address as any party may specify in writing to the other parties.

35.2 Any notice delivered on a business day or sent by facsimile transmission will be deemed conclusively to have been effectively given on the date notice was delivered or sent by facsimile transmission.
35.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

36. ENTIRE AGREEMENT

36.1 This Agreement contains the sole and entire agreement between the parties and any modifications must be in writing and signed by each party. The parties will in good faith investigate and negotiate the most tax effective method of carrying out the intentions of this Agreement.

37. ASSIGNMENT

37.1 The Purchaser acknowledges that the Vendors Shares may be transferred by the Vendors prior to Closing in connection with certain tax planning and in this regard the Purchaser hereby consents to an assignment by the Vendors of any or all of their interests under this Agreement to one or more affiliates or associates of the Vendors, as those terms are defined in the Company Act (British Columbia).

38. TENDER

38.1 Tender may be made upon the Vendors or Purchaser or upon the Purchaser's Solicitors and money may be tendered by cheque certified by a chartered bank or by electronic wire transfer.

39. PROPER LAW

39.1 This Agreement will be governed by and construed in accordance with the province of the laws of the Province of British Columbia and the laws of Canada applicable therein and the parties will attorn to the Courts thereof.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered this _______ day of __________________, 2000.

ZED DATA SYSTEMS CORP.


Per:
      --------------------
      Authorized Signatory


INVESTAMERICA INC.


Per:
       --------------------
       Authorized Signatory

SCHEDULE A

                         Vendors' Shares
                         ---------------

Shareholders ZED Data Systems Corp.


Ewing Consulting Corp                        73
Douglas Smith                                38
Smith Shelf Company Number Fifteen Ltd.     408
                                           ----
                                            519

Schedule B -- Form of Promissory Note (intentionally omitted)
Schedule C - Financial Statement (intentionally omitted)

EXHIBIT 3

                                FORM OF PROMISSORY NOTE

                                    PROMISSORY NOTE
                                    ---------------

US $____________   JULY 4, 2000

    For Value Received, the undersigned promises to pay to (the "Holder"), at or at such other address as the Holder may in writing advise the undersigned, the sum of $ in lawful money of the United States of America, together with interest on all amounts of said principal remaining unpaid hereunder from time to time at the rate of 12% per annum, calculated from the date hereof both before as well as after maturity and default and payable as herein set forth. Commencing on July 31, 2000, and on the last business day of each month thereafter the undersigned shall make equal consecutive monthly payments on account of principal and interest each in the amount of $715,000 with the outstanding balance of principal and interest being due and payable as at January 31, 2001.

The attached Schedule shall, in the absence of manifest error, constitute conclusive proof of the amounts and dates of repayment. This promissory note and the Schedule may be introduced as evidence of the principal and interest owing hereunder without the necessity for further proof.

The undersigned shall pay all principal and interest without set-off or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, imposts or other charges of any kind.

This promissory note is issued pursuant to and is subject to the terms of an agreement between the undersigned, Zed Data Systems Corp. and certain shareholders of Zed Data Systems Corp. dated for reference July 4, 2000 (the "Agreement").

The undersigned waives demand, presentment, dishonour, notice of dishonour, protest or notice of protest of this promissory note.

In the event that:

1.1 the undersigned fails to pay any instalment of principal and/or interest in full when due and payable (including cheques returned for non-sufficient funds) and such failure continues for a period of 5 business days;

1.2 the undersigned defaults in the performance or observation of any other term, condition, obligation or covenant herein;

1.3 any representation or warranty made the undersigned or any of its officers or directors in connection with the indebtedness or liability of the undersigned to the Holder hereby secured proves to be untrue or misleading in any material respect on the date as of which the facts set forth are stated;

1.4 any execution, sequestration, extent of any other process of any kind is levied or enforced upon or against the assets of the undersigned or any part thereof and remains unsatisfied for a period of 5 business days;

1.5 an order is made or a resolution is passed for the liquidation, winding-up or dissolution of the undersigned;

1.6 the undersigned ceases or threatens to cease to carry on its business;

1.7 the undersigned consents to the appointment of a receiver or receiver and manager of, or a receiver or receiver and manager is appointed for, its property and assets or any substantial part thereof, whether judicially or extra-judicially and such appointment is not stayed within 10 business days thereafter; or

1.8 any proceeding, voluntary or involuntary, is commenced respecting the undersigned pursuant to any statute relating to bankruptcy, insolvency or reorganization of debts and such proceeding is not stayed within 30 business days thereafter, then the Holder may at its option, by notice to the undersigned, declare the outstanding balance of the principal and interest owing hereunder to be immediately due and payable.

All payments received by the Holder will be applied firstly in payment of interest and secondly in reduction of principal.

The undersigned may, at any time and from time to time, prepay all or any part of the amount owing hereunder without notice, penalty or bonus and the undersigned shall be compelled to pay down the outstanding balance of principal and interest under this promissory note in accordance with the terms of the Agreement within 5 business days of the undersigned completing an equity financing which, together with any other equity financings completed by the undersigned after the date hereof, results in the undersigned receiving net proceeds totalling in excess of US$1,000,000;

For the purposes of this promissory note, the term "business day" means any day of the month other than a Saturday, Sunday or statutory or civic holiday observed in British Columbia.

This promissory note and all disputes arising in connection therewith shall be governed and construed in accordance with the laws of the Province of British Columbia.

      Time is of the essence of this promissory note.

      IN WITNESS WHEREOF, the undersigned has executed this promissory note. INVEST AMERICA INC.

Per:
       --------------------
       Authorized Signatory

EXHIBIT 4

                     CERTIFICATE OF DESIGNATION OF SERIES
                 AND DETERMINATION OF RIGHTS AND PREFERENCES

                                        OF

                       SERIES B CONVERTIBLE PREFERRED STOCK

                                        OF

                                INVESTAMERICA, INC.


The undersigned, being the President and Secretary of InvestAmerica, Inc., a Nevada corporation (the "Corporation") under the provisions of Chapter 78 of the Nevada Revised Statutes, do hereby certify that this is the Certificate of Designation of the Corporation's Series B Convertible Preferred Stock. The following are the resolutions as adopted by the Board of Directors of the Corporation on June 29, 2000.

WHEREAS the Certificate of Incorporation of the Company authorizes Preferred Stock consisting of 5,000,000 shares, par value $.001 per share, issuable from time to time in one or more series; and

WHEREAS the Board of Directors of the Company is authorized, subject to limitations prescribed by law and by the provisions of Article FOURTH of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series; and

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article FOURTH of the
Company's Certificate of Incorporation, as amended, there is hereby established a new series of 50,000 shares of convertible preferred stock of the Company (the "Series B Preferred Stock") to have the designation, rights, preferences, powers, restrictions and limitations set forth in a supplement of Article FOURTH as follows:

1.	Dividends.

         	Holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends at a rate equal to the rate of any such dividends payable in cash, property or securities
(other than payable in shares of Common Stock) payable in respect of the Common
Stock in an amount and form per share equal to the amount and form per share of any such dividend paid with respect to such shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Common Stock) as if the Series B Preferred Stock had been converted into Common Stock at the rate computed in accordance with Section 4 below.  No dividends except dividends payable solely in shares of common Stock) may be paid on shares of Common Stock unless the dividend required by the preceeding sentence is paid on the Series B
Preferred Stock, and there is no arrearage in dividends on the Series B
Preferred Stock.

2.	Liquidation, Dissolution or Winding Up.

              		In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Company ranking on liquidation prior and in preference to the Series B Preferred Stock
(collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock of the Company ranking inferior or junior to the Series B Preferred
Stock by reason of their ownership thereof, an amount equal to $.10 per share of Series B Preferred Stock plus any accrued but unpaid dividends. If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock (the "Preferred Stock") ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The payment in full of the liquidation preference set forth in this paragraph shall be the exclusive amount to which holders of the Series B Preferred
Stock shall be entitled to by reason of their ownership of shares of Series B Preferred Stock in connection with the liquidation, dissolution or winding up of the Company.

3.	Voting.

     (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

		(b)	The Company shall not amend, alter or repeal preferences,
rights, powers or other terms of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least sixty-six and two-thirds percent (66.6%) of the then outstanding shares of Series B Preferred Stock, given in writing by a written consent or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock which is on a parity with or has preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall be deemed to affect adversely the Series B Preferred Stock.

4.	Optional Conversion.

        		The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

		(a)	Right to Convert.  Each share of Series B Preferred Stock
shall be convertible, at the option of the holder thereof, at any time and from time to time, into three hundred (300) fully paid and nonassessable shares of Common Stock (the "Conversion Multiple"). The Conversion Multiple is subject to adjustment as provided below.

       In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

		(b)	Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock.  Fractional shares that would otherwise be issuable shall be rounded upward to the nearest whole share.

		(c)	Mechanics of Conversion.

         			(i)	In order to convert shares of Series B Preferred Stock
into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates.  Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the
Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing.  The date of receipt of such certificates and notice by the transfer agent or the Company shall be the conversion date ("Conversion Date").  The Company shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

         			(ii)	The Company shall at all times during which the Series B
Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of
Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

         			(iii)	All shares of Series B Preferred Stock, which shall have
been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.  All shares of Common Stock issued upon conversion of shares of Series B Preferred
Stock shall be deemed to have been issued, for purposes of the rights to receive dividends, notices and vote, on the Conversion Date.  Any shares of
Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series
B Preferred Stock accordingly.

          			(iv)	If the conversion is in connection with an underwritten
offer of securities registered pursuant to the Securities Act of 1933, as amended, or the entering into of a binding agreement or agreements to sell all of the Common Stock to any person or entity, the conversion may at the option of any holder tendering Series B Preferred Stock for conversion be conditioned upon the closing with the underwriter or such persons or entities of the sale of securities pursuant to such offering or purchase and sale, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the sale of securities.

        		(d)  Adjustment for Stock Splits and Combinations.  If the Company
shall at any time or from time to time after the date on which the first share of Series B Preferred Stock is first issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Multiple then in effect immediately before that subdivision shall be proportionately increased.
If the Company shall at any time or from time to time after the Original Issue
Date combine the outstanding shares of Common Stock, the Conversion Multiple then in effect immediately before the combination shall be proportionately decreased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

           		(e)	Adjustment for Certain Dividends and Distributions.  In the
event the Company at any time, or from time to time, after the Original Issue
Date shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Multiple shall be increased as of the time of such issuance, by multiplying the
Conversion Multiple by a fraction:

          			(i)	the numerator of which shall be the total number of
shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

          			(ii)	the denominator of which shall be the total number of
shares of Common Stock issued and outstanding immediately prior to the time of such issuance.

            		(f)	Adjustment for Reclassification, Exchange, or Substitution.
If the Common Stock issuable upon the conversion of the Series B Preferred
Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          		(g)	Adjustment for Merger or Reorganization, etc.  In case of any consolidation or merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another corporation, at the option of the Company (and subject to the Company's rights pursuant to Section 5 of this Certificate of Designation),

         			(i)	if the surviving entity shall consent in writing to the
following provisions, then each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common
Stock of the Company deliverable upon conversion of such Series B Preferred
Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of
Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this
Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Multiple) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred
Stock; or

         			(ii)	if the surviving entity shall not so consent, then each
holder of Series B Preferred Stock shall, after receipt of notice specified in subsection (l), be deemed to convert such Stock into Common Shares as provided in this Section 4.

           		(h)	No Impairment.  The Company will not, by amendment of its
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the
Series B Preferred Stock against impairment.

          		(i)	Certificate as to Adjustments.  Upon the occurrence of each
adjustment or readjustment of the Conversion Multiple pursuant to this Section
4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records.  The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Multiple then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.  Despite such adjustment or readjustment, the form of each or all Series B Preferred
Stock Certificates, if the same shall reflect the initial or any subsequent
Conversion Multiple, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this
Certificate of Designation, which shall control.

	            	(j)  Notice of Record Date.  In the event:

           			(i)	that the Company declares a dividend (or any other
distribution) on its Common Stock payable in Common Stock or other securities of the Company;

          			(ii)	that the Company subdivides or combines its outstanding
shares of Common Stock;

          			(iii)	of any reclassification of the Common Stock of the
Company (other than a subdivision or combination of its outstanding shares of
Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

          			(iv)	of the involuntary or voluntary dissolution, liquidation
or winding up of the Company;

then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Company or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

           				(A)	the record date of such dividend, distribution,
subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

           				(B)	the date on which such reclassification,
consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of
Common Stock of record shall be entitled to exchange their shares of Common
Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

5.	Mandatory Conversion.

          		(a)	The Company may, at its option, require all (and not less than all) holders of shares of Series B Preferred Stock then outstanding to convert their shares of Series B Preferred Stock into shares of Common Stock, at the then effective conversion rate pursuant to Section 4, at any time on or after
(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities
Act of 1933, as amended, other than a registration relating solely to an employee benefit plan of the Company, resulting in at least $50,000,000 of gross proceeds to the Company, or (2) the closing by the Company of a merger or reorganization with another person or entity pursuant to which the Company is not the entity surviving such merger or reorganization.

          		(b)	All holders of record of shares of Series B Preferred Stock
then outstanding will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory or special conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series B Preferred Stock (or the records of the Company, if it serves as its own transfer agent).

       		This Certificate of Designation constitutes an agreement between the
Company and the holders of the Series B Preferred Stock.

The undersigned, being first duly sworn, affirm and depose and say that:

		1.	They are the President and Secretary of the Corporation;

		2.	They have been authorized to execute the certificate by
resolution of the Board of Directors of the Corporation adopted by Unanimous Written Consent of the Board of Directors on June 29, 2000.

WE, THE UNDERSIGNED, have hereunto set our hands this 29th day of June, 2000.


Douglas Smith, President


Brian Kitts, Secretary


This instrument was acknowledged before me on June 29, 2000 by Douglas Smith on behalf of InvestAmerica, Inc.


____________________________________
A notary Public in and for the
Province of British Columbia, Canada
My commission expires:______________